  As filed with the Securities and Exchange Commission on September 29, 1998
                                                    Registration No. 333-

                       U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                              ----------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                              ----------------------

                             PRESTIGE FINANCIAL CORP.

              (Exact name of registrant as specified in its charter)

        New Jersey                                            22-3216510
-------------------------------                   -----------------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification Number)

                                                       Robert J. Jablonski, CEO
One Royal Road                                                   One Royal Road
P.O. Box 2480                                                     P.O. Box 2480
Flemington, New Jersey  08822                     Flemington, New Jersey  08822
(908) 806-6200                                                   (908) 806-6200
-------------------------------                   -----------------------------
(Address and telephone number                      (Name, address and telephone
 of registrant's principal                         number of agent for service)
 executive offices)

                                      Copies To:
                                 Karen L. Witt, Esq.
                            Rothgerber Johnson & Lyons LLP
                             1200 17th Street, Suite 3000
                                Denver, Colorado 80202
                                    (303) 623-9000

                              ----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practical after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

                              ----------------------

     If any of these securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

                              ----------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                           CALCULATION OF REGISTRATION FEE


  Title of Each Class        Amount          Offering      Aggregate           Amount
  of Securities to be        to be            Price         Offering             of
      Registered           Registered        Per Unit        Price        Registration Fee
-------------------    -----------------    ---------     -----------     ----------------
Common Stock, $0.01    39,484 shares (1)    $15.00(2)     $592,260(2)         $174.72
    par value


(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, the number of securities covered by this registration statement shall be adjusted to cover any additional securities resulting from a stock split, stock dividend or similar capital adjustment of the registered securities during the effective period of this registration statement.

(2) Based upon the average of the high and low prices of the registrant's Common Stock reported in the consolidated reporting system as of September 22, 1998, pursuant to Rule 457(c) under the Securities Act of 1933.

                                      Prospectus

                                     39,484 Shares

                               PRESTIGE FINANCIAL CORP.
                                    One Royal Road
                                     P.O. Box 2480
                            Flemington, New Jersey  08822
                                    (908) 806-6200

                                     Common Stock
                                   ($.01 Par Value)

                                DIVIDEND REINVESTMENT
                            AND COMMON STOCK PURCHASE PLAN


     The Prestige Financial Corp. Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") provides holders of shares of Prestige Financial Corp. Common Stock ("Prestige Common Stock") with a simple and convenient method of purchasing additional shares of Prestige Common Stock without payment of any brokerage commissions or service charges. Any holder of record of shares of Prestige Common Stock is eligible to participate in the Plan.

     This Prospectus relates to 39,484 shares of Common Stock ($0.01 par value) of Prestige Financial Corp. offered for purchase under the Plan.

     The shares to be issued under the Plan and to which this Prospectus relates may be newly issued shares or shares purchased in the open market.

     This Prospectus should be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 29, 1998.

                                AVAILABLE INFORMATION

     Prestige Financial Corp. ("Prestige") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Prestige with the Commission can be inspected without charge at the Public Reference Section of the Commission in Washington, D.C., located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates, or from the Commission's Internet web site at http://www.sec.gov.

     Prestige has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933 with respect to the shares to which this Prospectus relates. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to Prestige and the shares offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be obtained from the Public Reference Section of the Commission or at the other regional offices referred to above.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by Prestige with the Commission and are incorporated herein by reference:

     (1) Prestige's Annual Report on Form 10-K for the year ended December 31, 1997.

     (2) Prestige's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998.

     (3) The description of Prestige Common Stock contained in Prestige's Registration Statement on Form 8-A under the Securities Exchange Act of 1934 filed with the Commission on August 5, 1993, Registration No. 0-22186, and any amendment or reports filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of Prestige Common Stock.

     (4) Prestige's Form S-3 Registration Statement No. 33-96202 effective in August 1995.

     All documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus, and prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement.
 Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Prestige will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference in this Prospectus. Such request should be directed to the Secretary of the Company at One Royal Road, P.O. Box 2480, Flemington, New Jersey 08822, phone number (908) 806-6200.

                                   THE CORPORATION

     Information concerning Prestige and its subsidiaries is included in the documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                       THE PLAN

     Information concerning the Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of Prestige is included in the documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                   USE OF PROCEEDS

     The proceeds from the sale by Prestige of Prestige Common Stock offered pursuant to the Plan will be used for general corporate purposes, including investments in, or extensions of credit to Prestige's subsidiary, Prestige State Bank. Prestige has no basis for estimating either the number of shares that ultimately will be issued under the Plan or the prices at which such shares will be sold.

                              REGULATORY CONSIDERATIONS

     Prestige is a legal entity separate and distinct from its subsidiary bank. Accordingly, the right of Prestige, and thus the right of its stockholders and creditors, to participate in any distribution of the assets or earnings of the subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Prestige itself as a creditor may be recognized. There are also legal limitations on the extent to which Prestige's subsidiary bank can lend or otherwise supply funds to Prestige.

                                    LEGAL OPINIONS

     The law firm of Rothgerber Johnson & Lyons LLP, Suite 3000, 1200 17th Street, Denver, Colorado 80202, has served as special counsel to Prestige in the preparation of the Registration Statement relating to the shares of Prestige Common Stock offered hereby and has passed upon the legality of the Common Stock to be issued hereby. No members of this law firm own stock of Prestige or are employed on a contingent basis by Prestige.

                                       EXPERTS

     The consolidated financial statements of Prestige as of December 31, 1997, and 1996, and for each of the years in the three-year period ended December 31, 1997, included in Prestige's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said Firm as "Experts" in accounting and auditing.

                                   INDEMNIFICATION

     Article 6 of the Bylaws of the Company provide for indemnification of directors, officers, employees and agents of the Company under certain circumstances which may include liability arising under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     This information is included in the documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     This information is included in the documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

ITEM 16.   EXHIBITS.

     5     Opinion of Rothgerber Johnson & Lyons LLP as to legality

     23.1  Consent of Rothgerber Johnson & Lyons LLP

     23.2  Consent of KPMG Peat Marwick LLP


ITEM 17.   UNDERTAKINGS

     (a)   RULE 415 OFFERING

     The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) UNDERTAKING CONCERNING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flemington and the State of New Jersey, on this 29th day of September 1998.


                                       PRESTIGE FINANCIAL CORP.

                                       By: /s/ Arnold F. Horvath
                                           -------------------------------
                                           Arnold F. Horvath, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                       Date
---------                       -----                       -----

/s/ Arnold F. Horvath           President and               September 29, 1998
------------------------        Director
Arnold F. Horvath

/s/ Robert J. Jablonski         CEO, Treasurer and          September 29, 1998
------------------------        Director (Principal
Robert J. Jablonski             Executive, Accounting
                                and Financial Officer)

/s/ Roland D. Boehm, Sr.        Vice Chairman of            September 29, 1998
------------------------        the Board and Director
Roland D. Boehm, Sr.

/s/ Louis R. DeFalco            Chairman of                 September 29, 1998
------------------------        the Board and Director
Louis R. DeFalco

/s/ Gerald A. Lustig            Director                    September 29, 1998
------------------------
Gerald A. Lustig

/s/ James W. MacDonald          Director                    September 29, 1998
------------------------
James W. MacDonald

/s/ Arthur Stryker, Jr.       Director                      September 29, 1998
------------------------
Arthur Stryker, Jr.

                                  TABLE OF CONTENTS

                                                                                 Page of
                                                                               Sequentially
Exhibit No.                          Description                              Numbered Pages
-----------                          -----------                              --------------

   5           Opinion of Rothgerber Johnson & Lyons LLP as to legality              10

  23.1         Consent of Rothgerber Johnson & Lyons LLP                             11

  23.2         Consent of KPMG Peat Marwick LLP                                      12
